                                                                      Exhibit 21

Subsidiaries of Florida Progress Corporation

                                December 31, 2001

Name of Subsidiary *                               State of Incorporation
----------------------------------------    ------------------------------------

Utility segment:

 Florida Power Corporation                                Florida

Diversified segment:

 Progress Capital Holdings, Inc.                          Florida
 Progress Fuels Corporation                               Florida
 Progress Rail Services Corporation                       Alabama
 Progress Telecommunications Corporation                  Florida
-----------------------------------------------------

* Each subsidiary does business under its own name.